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EXHIBIT 4.1
               WAIVER AND AMENDMENT TO CREDIT AGREEMENT

           WAIVER AND AMENDMENT TO CREDIT AGREEMENT dated as of November __, 1997 (this "Waiver and Amendment"), among American Bank Note Company, a New York corporation ("ABN"), American Bank Note Holographics, Inc., a Delaware corporation (together with ABN, the "Borrowers"), American Banknote Corporation, a Delaware corporation ("ABNC"), the Guarantors (the "Guarantors") named in the Credit Agreement (as hereinafter defined), the lenders (the "Lenders") named in Schedule 2.01 to the Credit Agreement and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders.

           WHEREAS, the Borrowers, ABNC, the Guarantors, the Lenders and the Agent are party to the Credit Agreement dated as of January 29, 1996 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement");

           WHEREAS, the Borrowers have requested that the Lenders amend and waive certain provisions of the Credit Agreement.

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

          2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Waiver and Amendment, the Credit Agreement is hereby amended as follows:

               (a) The reference in the preamble to "$20,000,000" is hereby amended to read "$25,000,000 (as subsequently reduced pursuant to the terms hereof)" and Article I - Definitions of the Credit
Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

               "Overadvance Amount" shall mean $10,000,000, reducing to $5,000,000 if ABN Australasia Limited shall have entered into credit facilities aggregating $90,000,000 (Australian) or more.

               "Overadvance Termination Date" shall mean the earliest to occur of: (x) May 31, 1998 and (y) the sale by ABNC of equity or debt securities in any single or series of transactions resulting in net proceeds of $25,000,000 or greater.
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               (b)  Section 2.01 of the Credit Agreement is hereby
amended in its entirety to read as follows:

                    SECTION 2.01.  Revolving Credit Commitments.
          Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in
          Schedule 2.01 annexed hereto, as such Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement, including, without limitation, Section 2.07 hereof. Notwithstanding the foregoing, (A) the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (i) the lesser of (x) the Total Commitment (as such amount may be reduced from time to time pursuant to this Agreement) and (y) the Borrowing Base (as hereinafter defined) plus the Overadvance Amount until the Overadvance Termination Date minus (ii) all accrued interest, fees and expenses at such time and (B) the aggregate principal amount of Revolving Credit Loans outstanding at any time to (i) ABN shall not exceed an amount equal to the sum (the "ABN Borrowing Base") of (x) up to 85% of the Net Amount of Eligible Accounts of ABN, plus (y) up to 50% of the Net Amount of Eligible Inventory of ABN and, plus 50% of the Overadvance Amount until the Overadvance Termination Date minus the Letter of Credit Usage of ABN at such time and
          (ii) ABNH shall not exceed an amount equal to the sum (the "ABNH Borrowing Base" and, together with the ABN Borrowing Base, the "Borrowing Base") of (x) up to 85% of the Net Amount of Eligible Accounts of ABNH plus (y) up to 50% of the Net Amount of Eligible Inventory of ABNH and, plus 50% of the Overadvance Amount until the Overadvance Termination Date minus the Letter of Credit Usage of ABNH at such time.

                    Notwithstanding the foregoing, it is hereby acknowledged and agreed that (i) the advance rate with respect to Eligible Receivables may be reduced at any time by the Agent in its reasonable discretion if a receivable dilution percentage in excess of five percent (5%) is confirmed in any field examination conducted by or on behalf of the Agent and (ii) reserves may be reasonably established at any time by the Agent in its sole reasonable discretion including, without limitation, reserves with respect to
          (x) exposure under foreign exchange contracts, hedging and other financial instruments and (y) collateral locations for which landlord waiver and consent agreements in form and substance satisfactory to the Agent have not been obtained.

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                    Subject to the foregoing and within the foregoing
          limits, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the Closing Date and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if after giving effect thereto (A) with respect to all Borrowers, the sum of (I) the aggregate principal amount of the Revolving Credit Loans outstanding hereunder, plus (ii) the Letter of Credit Usage, plus (iii) accrued interest, fees and expenses, would exceed the lesser of (i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the Borrowing Base plus the Overadvance Amount until the Overadvance Termination Date, (B) with respect to ABN, the sum of
          (i) the aggregate principal amount of the Revolving Credit Loans outstanding hereunder to ABN plus (ii) the Letter of Credit Usage with respect to Letters of Credit issued for the account of ABN, would exceed the lesser of (i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the ABN Borrowing Base plus 50% of the Overadvance Amount until the Overadvance Termination Date and (C) with respect to ABNH, the sum of (i) the aggregate principal amount of Revolving Credit Loans outstanding hereunder to ABNH plus (ii) the Letter of Credit Usage with respect to Letters of Credit issued for the account of ABNH, would exceed the lesser of
          (i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the ABNH Borrowing Base plus 50% of the Overadvance Amount until the Overadvance Termination Date. In accordance with
          Section 6.05(i) hereof, a Responsible Officer of each Borrower shall furnish on each date required thereunder a separate Borrowing Base Certificate substantially in the form of Exhibit E hereto with respect to such Borrower with appropriate modification satisfactory to the Agent to reflect the Overadvance Amount until the Overadvance Termination Date.

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               (c)  The proviso in Section 2.17 of the Credit
Agreement is hereby amended in its entirety to read as follows:

                    "; provided, however, that the face amount of any Letter of Credit that (A) the Borrowers may request the Agent to open at any time shall not exceed the lesser of
          (i) the Total Commitment at such time (as such may have been reduced in accordance with the terms of this Agreement) and
          (ii) the Borrowing Base at such time plus the Overadvance Amount until the Overadvance Termination Date minus (i) the Letter of Credit Usage at such time and (ii) the aggregate principal amount of Revolving Credit Loans, accrued interest, fees and expenses outstanding at such time,
          (B) ABN may request the Agent to open at any time shall not exceed the ABN Borrowing Base plus 50% of the Overadvance Amount until the Overadvance Termination Date minus the undrawn amount of all outstanding Letters of Credit at such time as to which ABN is the account party and the aggregate principal amount of the Revolving Credit Loans outstanding to ABN at such time, and (C) ABNH may request the Agent to open at any time shall not exceed the ABNH Borrowing Base plus 50% of the Overadvance Amount until the Overadvance Termination Date minus the undrawn amounts of all Letters of Credit at such time as to which ABNH is the account party and the aggregate outstanding principal amount of the Revolving Credit Loans outstanding to ABNH at such time."

               (d) Section 2.05 of the Credit Agreement is hereby amended by adding thereto a new subsection (d) to read in its entirety as follows:

                    "(d) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, and notwithstanding the provisions of Sections 2.05(a) and (b) hereof, each Loan which constitutes an Overadvance Amount as determined by the Agent shall bear interest at a rate per annum equal to the Alternate Base Rate plus the applicable Interest Margin."

               (e) The first sentence of Section 2.09(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

                    "The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that each of ABN Availability (plus 50% of the Overadvance Amount until the Overadvance Termination Date), ABNH Availability (plus 50% of the Overadvance Amount until the Overadvance Termination Date) and Total Availability (plus the Overadvance Amount until the Overadvance Termination Date) equals or exceeds zero at all times."

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               (f)  Section 4.14 of the Credit Agreement is hereby
amended by adding thereto the following sentence at the end thereof:

                    "From time to time proceeds constituting the Overadvance Amount up to $10,000,000 may be dividended or loaned to ABNC to be utilized for general corporate purposes, without requiring the delivery of a Compliance Certificate."

               (g) Schedule 2.01 annexed to the Credit Agreement shall be replaced by Schedule 2.01 annexed hereto.

          3. Waivers to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Waiver and Amendment, the Lenders hereby waive (x) until the Overadvance Termination Date the requirement set forth in Section 10.01(a) of the Credit Agreement that collections be immediately applied to reduce Revolving Credit Loans once Total Availability is less than $2,500,000 (but not the requirement that such application be made upon the occurrence of a Default or Event of Default) and (y) the restrictions set forth in Section 7.03 of the Credit Agreement to permit the issuance of up to $5,000,000 of convertible subordinated debentures by ABNC and the guarantee by ABNC of a $650,000 loan made by CoreStates Bank, N.A. to American BankNote Card Services, Inc. and American BankNote Merchant Services, Inc.

          4. Representations and Warranties. Each of the Borrowers hereby jointly and severally represents and warrants as of the date hereof, after giving effect to the amendments and waivers set forth in Paragraphs 2 and 3 of this Waiver and Amendment, as follows (which representations and warranties shall survive the execution and delivery of this Waiver and Amendment):

               (a) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

               (b) Each of the Loan Parties has the power to execute, deliver and carry out the terms and provisions of this Waiver and Amendment.

               (c) This Waiver and Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party, and is enforceable in accordance with its terms.

               (d) No event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, a Default or an Event of Default under the Credit Agreement.
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          5.   Conditions Precedent.  Notwithstanding any term or
provision of this Waiver and Amendment to the contrary, Paragraphs 2 and 3 hereof shall not become effective until the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

               (a) All required corporate actions in connection with the execution and delivery of this Waiver and Amendment shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or government authorities.

               (b) All fees, costs and expenses of the Agent in connection with this Waiver and Amendment, including, without limitation, reasonable fees, costs and expenses of counsel to the Agent, shall have been paid in full to the persons entitled thereto in immediately available funds.

               (c) All representations and warranties made by the Borrowers contained in Paragraph 4 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of effectiveness of the amendments and waivers contained in this Waiver and Amendment after giving effect to such amendments and waivers (unless any such representation or warranty speaks expressly to an earlier date).

               (d) Counterparts of this Waiver and Amendment shall have been duly executed and delivered on behalf of the Borrowers, ABNC, the Guarantors, the Lenders and the Agent.

               (e) The Agent shall have received a structuring fee in the amount of $25,000 and an additional fee of $50,000 at the time that the Overadvance Amount (as defined in the Credit Agreement) is drawn and an additional fee of $75,000 on May 31, 1998 unless prior to May 31, 1998 The Chase Manhattan Bank has been designated as the lead manager and agent with respect to the Loan Parties' hi-yield debt issue and restated credit facilities (the failure to pay such additional fees constituting an Event of Default).

               (f)  The Agent shall have received a replacement
Revolving Credit Note.

          6.   References to Credit Agreements.  The term
"Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 5 hereof, the Credit Agreement as amended by this Waiver and Amendment.
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          7.   Continued Effectiveness.  Except for the specific
waivers set forth in Paragraph 3 hereof, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement, and each of the parties hereto agrees that, as amended by this Waiver and Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Waiver and Amendment.

          8. Counterparts. This Waiver and Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment.

          9. Governing Law. This Waiver and Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

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          IN WITNESS WHEREOF, the parties hereto have caused this
Waiver and Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              AMERICAN BANK NOTE COMPANY, as
                              a Borrower and Guarantor

                                  s/ Ward Urban
                              By: Ward Urban
                              Vice President and Treasurer



                              AMERICAN BANK NOTE
                              HOLOGRAPHICS, INC., as a Borrower and
                              Guarantor


                                  s/ Ward Urban
                              By: Ward Urban
                              Vice President and Treasurer



                              AMERICAN BANKNOTE CORPORATION


                                  s/ Ward Urban
                              By: Ward Urban
                              Vice President and Treasurer


                              UNITED STATES BANKNOTE COMPANY L.P.,
                              as a Guarantor

                                   By:  AMERICAN BANK NOTE
                                   COMPANY, its general partner


                                  s/ Ward Urban
                              By: Ward Urban
                              Vice President and Treasurer
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                              HORSHAM HOLDING COMPANY, INC., as
                              a Guarantor


                                  s/ Ward Urban
                              By: Ward Urban
                              Vice President and Treasurer

                              ABN SECURITY SYSTEMS, INC., as a
                              Guarantor


                                  s/ Ward Urban
                              By: Ward Urban
                              Vice President and Treasurer



                              THE CHASE MANHATTAN BANK (formerly
                              known as Chemical Bank),
                              as Agent and a Lender


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                      REVOLVING CREDIT NOTE


$25,000,000                                      January 29, 1996
                                    as Replaced November __, 1997


          FOR VALUE RECEIVED, the undersigned, AMERICAN BANK NOTE COMPANY, a New York corporation ("ABN"), and AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation ("ABNH" and collectively with ABN, the "Makers"), jointly and severally, hereby promise to pay to the order of THE CHASE MANHATTAN BANK (the "Lender"), at the office of THE CHASE MANHATTAN BANK (the "Agent"), at 200 Jericho Quadrangle, Jericho, New York 11753 on the Revolving Credit Termination Date as defined in the Credit Agreement dated as of January 29, 1996, among the Makers, American Bank Note Corporation, a Delaware corporation, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of Twenty Five Million Dollars ($25,000,000) or the aggregate unpaid principal amount of all Revolving Credit Loans to the Makers from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

          The Makers promise to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

          The Makers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Makers to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.
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          This Note is one of the Notes referred to in the Credit
Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                         AMERICAN BANK NOTE COMPANY


                         By:___________________________
                            Name:
                            Title:


                         AMERICAN BANK NOTE HOLOGRAPHICS, INC.


                         By:___________________________
                            Name:
                            Title:
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                              Loans and Payment


                                          Unpaid
                                          Principal     Name of
        Amount and     Payments           Balance of    Person Making
Date   Type of Loan   Principal Interest  Note          Notation

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SCHEDULE 2.01

                        Revolving Credit Commitments

                                       Approximate Percentage of Total
Lender    Revolving Credit Commitment  Revolving Credit commitment


Chemical Bank               $25,000,000 until the Overadvance    100%
200 Jericho Quadrangle      Terminate Date and thereafter
Jericho, New York  11753    $20,000,000
Attention: Credit Deputy